Exhibit 99.1
Southeast 2005 - Atlanta, GA August 25, 2005

This presentation may contain, in addition to historical information, various "forward-looking statements" that represent our judgment concerning the future and are subject to risks and uncertainties that could cause Southern Community's actual operating results and financial position to differ materially from those projected in the forward-looking statements. Such forward-looking statements can be identified by the use of forward looking terminology, such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereof or comparable terminology. We caution that any such forward- looking statements are further qualified by important factors that could cause Southern Community's actual operating results and financial position to differ materially from the forward-looking statements, including without limitation considerations described in connection with specific forward looking statements. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this presentation. FORWARD-LOOKING STATEMENTS -3-

Corporate Profile CORPORATE PROFILE Started - November 18, 1996 Established Holding Company (SCFC) - October 1, 2001 State Chartered, Fed Member and Report to the SEC SCFC Operates 18 Banking Offices in 7 Counties LPO in Iredell County - Mooresville, N.C. Subsidiaries: Southern Community Bank and Trust VCS Management, LLC Southern Community Capital Trust II -5-

Corporate & Financial Highlights CORPORATE & FINANCIAL HIGHLIGHTS In our nine years of existence we have: Leveraged an experienced and entrepreneurial management team Achieved twenty-six consecutive quarters of profitability after becoming profitable in our seventh quarter of operation Acquired The Community Bank in Pilot Mountain, N.C. on January 12, 2004, which added 10 banking offices and increased assets to over $1 billion Created a diverse, full service financial institution for the long term Acquired two residential mortgage offices from Davidson Mortgage in August 2004; one in Cornelius, North Carolina and the other located in Lexington, South Carolina -7-

Corporate & Financial Highlights CORPORATE & FINANCIAL HIGHLIGHTS In our nine years of existence we have: Sold $34.5 million in trust preferred securities to the public in November 2003 Listed our common stock on the Nasdaq National Market system on January 2, 2002 Declared a second annual cash dividend in the amount of $0.12 per share (now quarterly dividends) Became the 3rd largest community bank headquartered in North Carolina; largest in the Triad -9-

Corporate & Financial Highlights CORPORATE & FINANCIAL HIGHLIGHTS In our nine years of existence we have: Built $135.8 million in equity, 17.8 million shares outstanding Market Capitalization of $170.7 million (as of 6/30/05) Implemented a strong credit culture As of June 30, 2005: NPLs of $7.0 million (0.82% of loans) NPAs of $7.3 million (0.56% of assets) $12.37 million reserves (1.46% of loans; 177% of NPLs) Positioned competitively to transition new relationships Reputation for service, community focus -11-

Philosophy PHILOSOPHY PROFITABILITY G R O W T H Q U A L I T Y S E R V I C E -13-

Target Market MANAGEMENT TEAM F. Scott Bauer; Chairman, Chief Executive Officer (Founder) Age: 51 Banking/Related Fields Experience: 27 yrs. Joined Southern Community: 1995 Jeff T. Clark; President Age: 41 Banking/Related Fields Experience: 18 yrs. Joined Southern Community: 1996 David W. Hinshaw; Executive VP, Chief Financial Officer Age: 48 Banking/Related Fields Experience: 25 yrs. Joined Southern Community: 2005 Merle B. Andrews; Executive VP, Senior Operations Officer Age: 50 Banking/Related Fields Experience: 29 yrs. Joined Southern Community: 2004 (The Community Bank: 1997) -15-

Target Market MANAGEMENT TEAM Robert L. Davis, Jr.; Executive VP, Commercial Banking Manager Age: 40 Banking/Related Fields Experience: 21 yrs. Joined Southern Community: 1996 Paul E. Neil, III; Chief Credit Officer Age: 42 Banking/Related Fields Experience: 21 yrs. Joined Southern Community: 2003 Scott C. McLean; Controller Age: 41 Banking/Related Fields Experience: 14 yrs. Joined Southern Community: 2001 -17-

Target Market TARGET MARKETS Small & Medium Sized Businesses Owners Managers Professionals & Middle Managers of Locally Based Companies Residential Builders / Developers Retail Customers -19-

Branch Network BRANCH NETWORK Current Branches Current Loan Office Pending Branch CHARLOTTE WINSTON-SALEM GREENSBORO HIGH POINT -21-

Our Market Area OUR MARKET AREA The Piedmont Triad Named for the three largest cities in the region, Winston-Salem, Greensboro and High Point. Our market includes the Triad and surrounding counties. Part of the largest Metropolitan Statistical Area located entirely in North Carolina and in the top 50 in the U.S. in both total population and number of households. North Carolina is ranked in the top 10 for projected population growth over the next 5 years. Population for the 12-county Piedmont Triad is expected to grow to 1.67 million by 2010, from 1.5 million in 2003. FedEx will construct a hub at Piedmont Triad International Airport, while Dell broke ground in Forsyth County for the site of its largest computer assembly plant, due to be completed in the fall of 2005. -23-

Our Market Area Winston-Salem Fourth Largest City in N.C. (2004 Population of 190,898) Headquarters of BB&T Former Headquarters of Wachovia Forsyth County Top Employers: WFU Baptist Medical Center Novant Health Winston-Salem/Forsyth County Schools OUR MARKET AREA Sara Lee Branded Apparel Reynolds American Wachovia Corporation -25-

OUR MARKET AREA Forsyth County Population Growth 15.1% GROWTH -27-

OUR MARKET AREA Guilford County Population Growth 21.2% GROWTH -29-

FINANCIAL PROFILE At or for the six months ended June 30, 2005: TOTAL ASSETS: $1.3 Billion NET LOANS: $833.5 Million DEPOSITS: $869.8 Million EQUITY: $135.8 Million NET INCOME: $3.7 Million EPS: $0.20 Diluted -31-

KEY FINANCIAL RATIOS * At or for the six months ended 6/30/05 -33-

REVENUE GROWTH Total revenue consists of net interest income and non-interest income 40% CAGR TOTAL REVENUE -35-

NON-INTEREST INCOME GROWTH 67% CAGR NON-INTEREST INCOME -37-

ASSET GROWTH 38% CAGR TOTAL ASSETS -39-

DEPOSIT GROWTH 34% CAGR TOTAL DEPOSITS -41-

LOAN GROWTH 36% CAGR NET LOANS -43-

ASSET QUALITY AND RESERVES Lend to Established Businesses with Historical Cash Flow Do Not Participate in Large Syndications Independent Loan Review NPAs Are Low $12.4 Million in Reserves, 1.46% of Loans -45-

INVESTMENT PORTFOLIO COMPOSITION Agencies MBS Municipals Corporate/Other East 41 49 4 6 At December 31, 2004: Average Yield = 3.95% -47-

BOOK VALUE PER SHARE GROWTH BOOK VALUE PER SHARE -49-

EPS GROWTH The average annual EPS growth has been approximately 46% for the periods shown. EARNINGS PER SHARE (DILUTED) -51-

2-YEAR PRICE-VOLUME GRAPH Volume -53- SCMF Price

CONSOLIDATION CREATES OPPORTUNITY First Union / Wachovia National Commerce Financial Corp. / CCB SunTrust / National Commerce Financial Corp. (Total of $1.2 billion in deposits in Forsyth and Guilford Counties) Royal Bank of Canada / Centura -55-

FOCUS AND STRATEGY Our Future Strategy: Expand Market Through de novo Locations or Accretive Acquisitions Diversify Our Revenue Expand Mortgage Operations Build Southern Community Advisors Build Core Deposit Base Leverage Commercial Bank Leverage Infrastructure and People -57-

FOCUS AND STRATEGY Future Goals: Continue to grow at a measured pace while maintaining an EPS growth rate of 10-15% or better Goals to be Achieved by end of 2006: Return on Tangible Equity: 11-12% (actual 2004: 10.37) Efficiency Ratio: Approximately 62% (actual 2004: 64.90) -59-

WHY INVEST IN SOUTHERN COMMUNITY? Service Focus Sound Credit Culture Strong Management Team, Committed Employees Consolidation Opportunities Inside Ownership (15.6% as of 1/31/04) -61-

CLOSING QUESTIONS & ANSWERS NASDAQ "SCMF" NASDAQ "SCMFO" -63-